Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of

July 19, 2021 by and between Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”), and each of the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A. The Company and the Investors are executing and delivering this Agreement in connection with the Agreement and Plan of Merger and Plan of Reorganization among the Company, Apollo Merger Sub, Inc., a wholly owned subsidiary of the Company, Apollo Acquisition Sub, LLC, a wholly owned subsidiary of the Company, Omniome, Inc. (the “Target”), and Shareholder Representative Services LLC as Securityholder Representative dated July 19, 2021 (the “Acquisition Agreement”), pursuant to which the Company will acquire the Target (the “Acquisition”);

B. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC (as defined below) under the Securities Act;

C. Each Investor wishes to purchase from the Company, and the Company wishes to sell and issue to such Investor, upon the terms and subject to the conditions stated in this Agreement, shares (the “Securities”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) in the amount set forth opposite the name of such Investor on Exhibit A attached hereto (for a total of up to 11,214,953 shares of Common Stock to be issued and sold by the Company to the Investors); and

D. Contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Securities under the Securities Act and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” has the meaning set forth in the recitals to this Agreement.

“Acquisition Agreement” has the meaning set forth in the recitals to this Agreement.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Securities” means the Securities sold at Closing.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Material Adverse Effect” means any events, changes or developments that, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole and including the combined enterprise after giving effect to the Acquisition, or materially and adversely affect or delay the consummation of the Transactions, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism or cyberattacks (only to the extent such cyberattacks have also impacted similarly situated companies in the industries in which the Company and its Subsidiaries operate), (f) the announcement or the existence of, compliance with or performance under, the Transactions (including the contents of the press releases to be issued by the Company publicly announcing the execution of this Agreement and any other events to be announced contemporaneously therewith), (g) any taking of any action at the request of any Investor, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (d), to the extent that such event, change or development materially and disproportionately affects the Company and its Subsidiaries, taken as a whole and including the combined enterprise after giving effect to the Acquisition, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Nasdaq” means the Nasdaq Global Select Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” means Cowen and Company, LLC.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Select Market.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Regulation D” has the meaning set forth in the recitals to this Agreement.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transactions” has the meaning set forth in Section 4.3.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“Transfer Agent” has the meaning set forth in Section 7.2(a).

2. Purchase and Sale of the Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and each Investor will purchase, severally and not jointly, the number of Securities set forth opposite the name of such Investor under the heading “Number of Shares” on Exhibit A attached hereto. The purchase price per share shall be $26.75.

3.	Closing.

3.1 Upon the satisfaction or waiver of the conditions set forth in Section 6, the completion of the purchase and sale of the Closing Securities (the “Closing”) shall occur remotely via exchange of documents and signatures on the date of, and substantially concurrently with and conditioned upon the consummation of, the Acquisition (the “Closing Date”). The Company shall provide written notice to the Investors not less than five Business Days prior to the Closing Date of the anticipated Closing Date (the “Closing Notice”).

3.2 On the Closing Date, following receipt of evidence from the Transfer Agent of the issuance to the Investor of the Closing Securities on and as of the Closing Date, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company on or prior to the Closing Date, an amount equal to the purchase price to be paid by the Investor for the Closing Securities to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Shares” on Exhibit A attached hereto (the “Purchase Price”).

3.3 At the Closing, the Company shall deliver or cause to be delivered to each Investor a number of Securities, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), equal to the number of Securities set forth opposite the name of such Investor under the heading “Number of Shares” on Exhibit A attached hereto. The Securities shall be delivered via a book-entry record, free and clear of any liens or other restrictions, through the Transfer Agent. If the Closing has not been consummated within two Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise instructed by the Company and such Investor, then the Company shall promptly (but not later than two Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price to such Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by such Investor, and any book entries or share certificates shall be deemed cancelled.

4.	Representations and Warranties of the Company.

Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company represents and warrants to the Investors, as of the date hereof and as of the Closing Date, as follows:

4.1 Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

4.2 Capitalization. The authorized share capital of the Company consists of 1,000,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). As of June 30, 2021, there were (i) 198,916,879 shares of Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding and (ii) options to purchase an aggregate of 12,335,372 shares of Common Stock issued and outstanding and (iii) 6,745,323 shares of Common Stock underlying the Company’s issued and outstanding restricted stock unit awards. Since March 31, 2021, (i) the Company has only issued options, shares of restricted stock, restricted stock units, or other rights to acquire shares of Common Stock in the ordinary course of business consistent with past practice and (ii) the only shares of capital stock issued by the Company were pursuant to the Company’s 2020 Equity Incentive Plan, 2020 Inducement Equity Incentive Plan, 2010 Equity Incentive Plan, 2010 Employee Stock Purchase Plan, 2010 Outside Director Equity Incentive Plan, 2005 Stock Plan or otherwise pursuant to outstanding options, restricted stock units and other rights to purchase shares of Common Stock. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of Company on any matter. Except as provided in this Agreement, and the 1.50% Senior Convertible Notes due February 15, 2028, governed by an indenture between the Company and U.S. Bank National Association, as trustee, and except as set forth in this Section 4.2, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

4.3	Authorization; Valid Issuance.

(a) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and legally binding obligation of each of the Investors, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (a) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (b) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). On the Closing Date, the Registration Rights Agreement will be duly executed and delivered by the Company and will be the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b) The Securities being purchased by the Investors hereunder, upon issuance in accordance with the terms of this Agreement against full payment therefor, will be duly and validly issued, fully paid and non-assessable, will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws) and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date), by any contract to which the Company is a party or by which it is bound, or under the laws of its jurisdiction of incorporation. Subject to the accuracy of the representations and warranties made by the Purchasers in Section 5 hereof, the offer and sale of the Securities to the Investors is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

4.4 General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Closing Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Closing Securities sold pursuant to this Agreement.

4.5 Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Documents do not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any of its Subsidiaries, except as described in the Company Reports, or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Investors set forth herein, other than (A) any required filings or approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of the Closing Securities, (B) the filing of a Listing of Additional Shares Notification Form with the Nasdaq, (C) any required filings pursuant to the Exchange Act or the rules of the SEC or the Nasdaq or (D) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any

Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by the Registration Rights Agreement), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company is a WKSI eligible to file a registration statement on Form S-3 under the Securities Act.

4.6 Reports; Financial Statements; Controls.

(a) The Company has filed or furnished, as applicable, (i) its annual report on Form 10-K for the fiscal year ended December 31, 2020, (ii) its quarterly report on Form 10-Q for the quarter ended March 31, 2021, (iii) its proxy statement relating to the annual meeting of the stockholders of the Company held in 2021 and (iv) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2020 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied (or will comply) in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained (or will contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b) The consolidated balance sheet, and the related consolidated statement of income, changes in stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end adjustments, (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (iv) otherwise comply in all material respects with the requirements of the SEC.

4.7 Absence of Certain Changes. Since March 31, 2021, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.8 No Undisclosed Liabilities, etc. There are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements or disclosed in the notes thereto contained in the Company Reports, (ii) liabilities incurred since March 31, 2021 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.9 Compliance with Applicable Law. Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

4.10 Legal Proceedings. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions or the Acquisition. Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, there is no investigation or review pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

4.11 Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.12 Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(a) the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it, except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; and

(b) there are no disputes or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established.

4.13 Intellectual Property. Except as disclosed in the Company Reports, the Company and its Subsidiaries own, possess, license or have other rights to use, or could obtain on commercially reasonable terms, all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Company Reports, (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries except for in-licensed Intellectual Property, and except for licenses granted in the ordinary course to third parties or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s Knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as has been disclosed in the Company Reports or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.14 Title to Real and Personal Property. Except as set forth in the Company Reports, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property described in the Company Reports as being owned by them, good and valid title to all personal property described in the Company Reports as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real or personal property described in the Company Reports as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any Governmental Entities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

4.15 Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.16 No Improper Practices. (i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s Knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Company Reports; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s Knowledge, any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s Knowledge, any Subsidiary, on the other hand, that is required by the Exchange Act to be described in the Company Reports that is not so described; (iii) the Company has not knowingly offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services, and (iv) neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) knowingly made any payment of funds of the Company or any Subsidiary or received or retained any funds in material violation of any Anti-Corruption Laws.

4.17 Sanctions.

(a) The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the Company’s Knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is a Person that is, or is owned or controlled by a Person that is:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).

(b) The Entity represents and covenants that it will not knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(ii) in any other manner that will result in a material violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c) The Entity represents and covenants that, except as detailed in the Company Reports, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

4.18 Brokers and Finders. Other than the Placement Agent, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.19 Acquisition Agreement. The Company and, to the Company’s knowledge, the Target, each has all requisite corporate power and authority to enter into the Acquisition Agreement and to carry out and perform its respective obligations under the terms of the Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Target. The Acquisition Agreement constitutes the valid and legally binding agreement of the Company and, to the Company’s knowledge, the Target, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

4.20 Listing. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Select Market. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Select Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Common Stock under the Exchange Act.

4.21 Shell Company Status. The Company is not and has never been, prior to the date hereof, an issuer subject to Rule 144(i) under the Securities Act.

5. Representations and Warranties of each Investor. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

5.1 Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the Transactions and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party, have been duly authorized by all necessary action on the part of such Investor. Each Transaction Document to which such Investor is a party has been duly executed by such Investor and, when delivered and assuming the Transaction Documents constitute the valid and legally binding obligation of the Company, will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Purchase Entirely for Own Account. The Investor is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act. The Securities to be purchased by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such

Securities in compliance with applicable federal and state securities laws. Such Securities are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty or covenant by such Investor that it will hold the Securities purchased by it hereunder for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it is able to fend for itself in the transactions contemplated herein, it can bear the economic risk and complete loss of its investment in the Securities to be purchased by it hereunder and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has (a) conducted its own investigation of the Company and the Securities and it has not relied on any statements or other information provided by the Placement Agent concerning the Company or the Securities or the offer and sale of the Securities, (b) had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make its decision to purchase the Securities, (c) been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Securities, and (d) made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to our investment in the Securities. Such Investor acknowledges that copies of the Company Reports are available on the EDGAR system. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to (i) the execution, delivery and performance of the Transaction Documents, (ii) the Securities and (iii) the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates or book-entry positions evidencing the Securities may bear the following or any similar legends:

(a)

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BUT HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”; and

(b) if required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

5.8 QIB or Institutional Accredited Investor. Such Investor is (i) a qualified institutional buyer (as defined in Rule 144A under the Securities Act), or (ii) an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). Accordingly, such Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Such Investor has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit C (the “Investor Questionnaire”), which such Investor represents and warrants is true, correct and complete as of the date hereof. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase price of the Securities and participation in the Transactions are a fit, proper and suitable investments for such Investor, notwithstanding the substantial risk inherent in investing in or holding the Securities.

5.9 Institutional Account. Such Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Accordingly, such Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

5.10 No General Solicitation. Such Investor did not learn of the Company’s offering of the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

5.11 Brokers and Finders. Assuming the accuracy of the representations and warranties set forth in Section 4.18 of this Agreement, no Person will have, as a result of the Transactions, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12 Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the Transactions, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this

Agreement. Other than to other Persons party to this Agreement and other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with the Transactions (including the existence of the Transaction Documents and the terms of the Transactions). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares of Common Stock to borrow in order to effect Short Sales or similar transactions after the date hereof.

5.13 No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.14 No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

5.15 No Rule 506 Disqualifying Activities. Such Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

5.16 Residency. Such Investor’s registered office and place of business is located at the address immediately below such Investor’s name on its signature page hereto.

5.17 No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the Transactions will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder (an “Investor Material Adverse Effect”).

5.18 Placement Agent.

(a) Such Investor hereby acknowledges and agrees that (i) no disclosure or offering document has been prepared by the Placement Agent or any of its Affiliates in connection with the offer and sale of the Securities and (ii) the Placement Agent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to such Investor by the Company.

(b) Such Investor acknowledges and agrees that the Placement Agent has not acted as such Investor’s financial advisor or fiduciary and such Investor is not relying on the Placement Agent for any accounting, legal or tax advice in connection with making an investment decision in the Securities. Such Investor hereby further acknowledges and agrees that (i) the Placement Agent is acting solely as a placement agent in connection with the Transactions and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity for the Investor, the Company or any other person or entity in connection with the Transactions, (ii) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, and (iii) the Placement Agent will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the Transactions. Such Investor is able to sustain a complete loss on its investment in the Securities.

(c) Such Investor agrees that the Placement Agent shall not be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by the Placement Agent in connection with the acquisition of the Securities hereunder.

5.19 Reliance on Representations and Warranties. Each Investor acknowledges and agrees that the Placement Agent is entitled to rely on the accuracy of the representations and warranties made by such Investor in this Section 5.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Closing Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers and performed or satisfied any and all covenants, necessary for the consummation of the purchase and sale of the Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e) The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (h), and (i) of this Section 6.1.

(f) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the Transactions, the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and any related documents on behalf of the Company.

(g) The Investors shall have received an opinion from Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors, on which opinions the Placement Agent may rely or, if the Placement Agent so requests, of which opinions the Placement Agent may be specifically named as an addressee.

(h) No event or series of events shall have occurred since the date hereof that has had or would reasonably be expected to have a Material Adverse Effect.

(i) (A) No stop order or suspension of trading of the Common Stock, no suspension or removal from listing of the Common Stock, and no de-registration of the Common Stock under Section 12 of the Exchange Act, shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body, and, to the Company’s Knowledge, no initiation or threatening of proceedings for any such purpose shall have been initiated or threatened; and (B) the Closing Securities shall have been approved for listing on Nasdaq.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Closing Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by each Investor in Section 5 hereof shall be true and correct in all material respects as of the date hereof, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. Each Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) Each Investor shall have executed and delivered the Registration Rights Agreement and an Investor Questionnaire.

(c) Each Investor purchasing Closing Securities at the Closing shall have paid in full its purchase price to the Company, following receipt of evidence from the Transfer Agent of the issuance to the Investor of the Closing Securities on and as of the Closing Date.

6.3 Additional Closing Condition. The obligation of the parties hereto to consummate the purchase and sale of the Closing Securities at the Closing is subject to the following additional conditions: (a) all conditions precedent to the closing of the First Merger (as such term is defined in the Acquisition Agreement) of the Acquisition under the Acquisition Agreement shall have been satisfied (as determined by the parties to the Acquisition Agreement and other than those conditions under the Acquisition Agreement which, by their nature, are to be satisfied at the closing of the First Merger) or waived and (b) the closing of the First Merger shall occur substantially concurrently with the Closing.

6.4 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) On such date and time as the Acquisition Agreement is terminated in accordance with its terms;

(ii) Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Securities to be issued and sold pursuant to this Agreement;

(iii) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to December 16, 2021;

(iv) By any Investor (with respect to itself only) if an Exchange Transaction becomes binding on the Company prior to the Closing;

(v) Upon the mutual written consent of the Company and any Investor (with respect to itself only); or

(vi) Automatically upon the liquidation and dissolution of the Company,

provided, however, that, in the case of clause (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to Section 6.4(a)(iii), written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.4 shall be deemed to release any party from any liability for any breach by such party of any of the terms and provisions of the Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under the Transaction Documents.

7.	Covenants and Agreements of the Parties

7.1 Nasdaq Listing. The Company will use reasonable best efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of Nasdaq.

7.2	Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by such Investor, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from such Investor, provided that the Company has timely received from such Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b) Subject to receipt from an Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Securities issued to such Investor hereunder (i) have been sold pursuant to an effective registration statement or (ii) have been sold pursuant to Rule 144, the Company shall, in accordance with the provisions of this Section 7.2(b) and within two (2) Trading Days of any request therefor from such Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended book entry for such Securities, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any Securities subject to legend removal under this Section 7.2 may be transmitted by the Transfer Agent to such Investor by crediting the account of such Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its legal counsel, the Transfer Agent and all DTC fees associated with such issuance.

7.3 Transfer Restrictions. Each Investor agrees that it will sell, transfer or otherwise dispose of the Securities only in compliance with all applicable state and federal securities laws.

7.4 Subsequent Equity Sales by the Company. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Company shall not take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or require registration of the Securities under the Securities Act.

7.5 Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby.

7.6 Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that it will not, nor will it cause any Affiliates acting on its behalf or pursuant to any understanding with it to, execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated with respect to such Investor. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Each Investor covenants that until such time as this Agreement and the transactions contemplated hereby are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this Agreement and the transactions contemplated hereby (including the existence of this Agreement and the terms of the transactions contemplated hereby), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. Each Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

7.7 Filings. The Company shall timely make all filings with the SEC and its Trading Market as required by the transactions contemplated hereby.

7.8 Reporting Status. Until the date on which the Investors shall have sold all the Securities the Company (i) shall timely file all reports and other documents required to be filed with the SEC pursuant to the Exchange Act, (ii) shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act would otherwise permit such termination, and (iii) shall furnish to Investor, promptly upon request such other information as may be reasonably requested to permit Investor to sell such securities pursuant to Rule 144 without registration.

8.	Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, partners, managers, employees, investment advisers and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such Losses as they are incurred; provided, that the Company’s indemnification obligations set forth in this paragraph shall not apply in respect of any Loss to the extent, and only to the extent, that such Loss is finally judicially determined to have resulted from fraud or willful misconduct on the part of the Person seeking such indemnification. The foregoing indemnification obligations of the Company shall be in addition to such indemnification obligations of the Company as are set forth in the Registration Rights Agreement.

8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

9.	Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate, any fund or account managed by the same investment manager or investment advisor as the Investor or by an Affiliate of such investment manager or investor advisor, or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager or investment advisor as the Investor or by an affiliate of such investment manager or investment advisor, unless consented to in writing by the Company (such consent not to be unreasonably conditioned, delayed or withheld). The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person (an “Exchange Transaction”), from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given upon receipt of confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, CA 94025

Attention: Brett Atkins

Email: batkins@pacificbiosciences.com

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto CA 94304

Attention:	Donna M. Petkanics
Andrew	D. Hoffman
Email:	dpetkanics@wsgr.com
ahoffman@wsgr.com

If to the Investors:

Only to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.

9.6 Amendments. This Agreement may be amended only by a writing signed by (a) the Company and (b) the Required Investors; provided that if any amendment, disproportionately and adversely impacts an Investor (or group of Investors) in any material respect, the consent of such disproportionately impacted Investor (or group of Investors) shall also be required; further provided that any amendment of Section 6.4(a)(iii) and this Section 9.6 shall require a writing signed by the Company and an Investor against whom enforcement of such amendment is sought.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by any Investor without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case such Investor shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the Exchange Act). The Company shall not, without the prior written consent of such Investor, include the name of any Investor or investment adviser of such Investor or any of their respective Affiliates (i) in any press release or marketing materials or (ii) in any other public announcement (which, for the avoidance of doubt, shall not include any filing to the extent such disclosure is required by SEC rules and regulations). No later than 8:30 a.m. (New York City time) on the Business Day immediately following the date this Agreement is executed, the Company shall issue a press release or a Current Report on Form 8-K (the “Cleansing Form 8-K”) disclosing all material terms of the transactions contemplated by this Agreement and certain information relating to the Acquisition. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. From and after the issuance of the Cleansing Form 8-K disclosing the transactions contemplated by this Agreement and certain information relating to the Acquisition and the Company, no Investor shall be in possession of any material non-public information received from the Company, its Subsidiaries or any of their respective officers, directors, employees or agents, or from any other Person acting on behalf of the Company, in connection with the transactions contemplated by this Agreement.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and any confidentiality agreement between the Company and each Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Investor set forth in Section 5 of this Agreement.

9.10 Further Assurances. On or prior to the Closing Date, the parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Southern District of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the

Southern District of the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Closing Securities pursuant to this Agreement has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Susan G. Kim
Name: Susan G. Kim
Title: Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Casdin Partners Master Fund, L.P.

By:	/s/ Kevin O’Brien
Name: Kevin O’Brien
Title: General Counsel

Address: 1350 Avenue of the Americas
Suite 2600
New York, NY 10019

Email: FundAcct@CasdinCapital.com

[Signature Page to Securities Purchase Agreement]

INVESTOR:

The Growth Fund of America

By: Capital Research and Management Company, as investment adviser for and on behalf of The Growth Fund of America

By:	/s/ Erik Vayntrub	(tmxm)
Name: Erik Vayntrub
Title: Authorized Signatory

Address: c/o Capital Research and Management
Company 333 South Hope Street, 53rd Floor
Los Angeles, CA 90010

Email: tmxm@capgroup.com

[Signature Page to Securities Purchase Agreement]

INVESTOR:

American Funds Insurance Series – Growth Fund

By: Capital Research and Management Company, as investment adviser for and on behalf of American Funds Insurance Series – Growth Fund

By:	/s/ Erik Vayntrub	(tmxm)
Name: Erik Vayntrub
Title: Authorized Signatory

Address: c/o Capital Research and Management
Company 333 South Hope Street, 53rd Floor
Los Angeles, CA 90010

Email: tmxm@capgroup.com

[Signature Page to Securities Purchase Agreement]

INVESTOR:

SMALLCAP World Fund, Inc.

By: Capital Research and Management Company, as investment adviser for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Erik Vayntrub	(tmxm)
Name: Erik Vayntrub
Title: Authorized Signatory

Address: c/o Capital Research and Management
Company 333 South Hope Street, 53rd Floor
Los Angeles, CA 90010

Email: tmxm@capgroup.com

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Capital Group Growth Fund of America Trust (US)

By: Capital Research and Management Company, as investment adviser for and on behalf of Capital Group Growth Fund of America Trust (US)

By:	/s/ Erik Vayntrub	(tmxm)
Name: Erik Vayntrub
Title: Authorized Signatory

Address: c/o Capital Research and Management
Company 333 South Hope Street, 53rd Floor
Los Angeles, CA 90010

Email: tmxm@capgroup.com

[Signature Page to Securities Purchase Agreement]

INVESTOR:

667, L.P.

BY: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing

Scott Lessing
President

Address: c/o Baker Bros. Advisors LP, 860 Washington Street, 3d Floor, NY, NY 10014

Email: bbi_officialnotices@BBInvestments.com

[Signature Page to Securities Purchase Agreement]

INVESTOR:

SB Northstar LP by its General Partner SB Northstar GP

By:	/s/ Samuel Merksamer
Name: Samuel Merksamer
Title: Director

Address: c/o Walkers Corporate Limited, 190 Elgin Avenue,
George Town, Grand Cayman KY1-9008, Cayman Islands

Email:	hasan.sabri@sbm.softbank.com
samuel.merksamer@sbm.softbank.com
Attention: Hasan Sabri, Samuel Merksamer

[Signature Page to Securities Purchase Agreement]

INVESTOR:

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds - TD Health Sciences Fund
T. Rowe Price Health Sciences Portfolio
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., as investment adviser or sub-adviser, as applicable

By:	/s/ Andrew Baek
Name: Andrew Baek
Title: VP, Senior Legal Counsel

T. Rowe Price Small-Cap Value Fund, Inc.
T. Rowe Price U.S. Small-Cap Value Equity Trust
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds - MassMutual Select T.
Rowe Price Small and Mid Cap Blend Fund
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., as investment adviser or sub-adviser, as applicable

By:	/s/ Andrew Baek
Name: Andrew Baek
Title: VP, Senior Legal Counsel

Address: c/o T. Rowe Price Associates, Inc. 100 East Pratt Street
Baltimore, MD 21202

Email: Equity_Transactions-Legal@troweprice.com

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Schedule of Investors

Investor Name	Number of Shares	Aggregate Purchase Price of Shares
Casdin Partners Master Fund, L.P.	2,990,652	$79,999,941.00
The Growth Fund of America	1,997,038	$53,420,766.50
American Funds Insurance Series - Growth Fund	520,800	$13,931,400.00
SMALLCAP World Fund, Inc.	79,420	$2,124,485.00
Capital Group Growth Fund of America Trust (US)	19,565	$523,363.75
Baker Brothers Life Sciences, L.P.	2,077,238	$55,566,116.50
667, L.P.	165,753	$4,433,892.75
SB Northstar LP by its General Partner SB Northstar GP	2,242,991	$60,000,009.25
T. Rowe Price Small-Cap Value Fund, Inc.	505,896	$13,532,718.00
T. Rowe Price Health Sciences Fund, Inc.	365,964	$9,789,537.00
T. Rowe Price U.S. Small-Cap Value Equity Trust	186,509	$4,989,115.75
TD Mutual Funds - TD Health Sciences Fund	31,223	$835,215.25
T. Rowe Price Health Sciences Portfolio	16,493	$441,187.75
T. Rowe Price U.S. Equities Trust	9,419	$251,958.25
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	5,992	$160,286.00

Total	11,214,953	$299,999,992.75

EXHIBIT B

Registration Rights Agreement

[Attached as Exhibit 10.3 filed herewith]

EXHIBIT C

Investor Questionnaire

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

Investor is an institutional “accredited investor” within the meaning of Rule 501(a) under the Securities Act and has checked the appropriate box(es) below indicating the applicable provision under which the Investor qualifies as such:

☐

Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, partnership, or limited liability company that was not formed for the specific purpose of acquiring the securities of the Company being offered in this offering, with total assets in excess of $5,000,000.

☐	Investor is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Investor is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Investor is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	Investor is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Investor is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐	Investor is an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	Investor is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Investor is an investment company registered under the Investment Company Act of 1940.

Schedule C-1

☐	Investor is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Investor is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Investor is a “Rural Business Investment Company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐

Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	An insurance company; or

☐	A registered investment adviser.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐

Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐

Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Company in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

Schedule C-2

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

Investor:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144) of the Company or acting on behalf of an affiliate of the Company

INVESTOR:

[Investor]

Date:	By:
Name:
Title:

Address:

Email:

Schedule C-3